EXHIBIT 23.1


                    [Letterhead of PriceWaterhouseCoopers]

                       Consent of Independent Accountants



To the Board of Directors
Laboratory Corporation of America Holdings:



     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Laboratory Corporation of America Holdings Amended and Restated 1999 Stock Incentive Plan) of our report, dated February 12, 1999 relating to the financial statements, which appears in Laboratory Corporation of America Holdings and its subsidiaries' Annual Report on Form 10-K for the year ended December 31, 1998.






/s/  PriceWaterhouseCoopers LLC
Charlotte, North Carolina
January 6, 2000